As filed with the Securities and Exchange Commission on March 30, 2007.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

REEF GLOBAL ENERGY VII, L.P.

(Exact name of registrant as specified in its charter)

Nevada	20-3963203
(State of incorporation or organization)	(IRS employer identification number)

1901 N. Central Expressway
Suite 300
Richardson, Texas  75080-3610

(Address of principal executive offices, including zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration file number to which this form relates:  333-122935-02

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Not Applicable	Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

General Partnership Units

Limited Partnership Units

(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered.

This registration statement on Form 8-A relates to the registration of the limited partnership interests and general partnership interests (the “Partnership Interests”) of Reef Global Energy VII, L.P. (the “Partnership”). A description of the Partnership Interests is set forth under the headings “Summary of Partnership Agreement,” “Transferability of Partnership Units” and “Terms of the Offering” in the Post-Effective Amendment No. 2 to Registration Statement on Form S-1, SEC File No. 333-122935 filed by Reef Global Energy Ventures II with the Securities and Exchange Commission on July 7, 2006.

Item 2.    Exhibits.

Exhibit Number	Description
3.1	Certificate of Limited Partnership of the Partnership.

3.2

Form of Limited Partnership Agreement (incorporated by reference to Appendix A to the prospectus filed as part of Post-Effective Amendment No. 2 to Registration Statement on Form S-1, SEC File No. 333-122935, filed with the SEC on July 7, 2006).

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

REEF GLOBAL ENERGY VII, L.P.

Reef Oil & Gas Partners, L.P.
Managing General Partner

By: Reef Oil & Gas Partners, GP, LLC

Date: March 30, 2007	By:	/s/ Michael Mauceli
Michael Mauceli
Manager (principal executive officer)

Exhibit Index

Exhibit Number	Description
3.1	Certificate of Limited Partnership of the Partnership.

3.2

Form of Limited Partnership Agreement (incorporated by reference to Appendix A to the prospectus filed as part of Post-Effective Amendment No. 2 to Registration Statement on Form S-1, SEC File No. 333-122935, filed with the SEC on July 7, 2006).